UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    February 3, 2019

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2018, on June 5, 2018, the stockholders of Pulmatrix, Inc. (the “Company”) approved at its annual meeting of stockholders a proposal to authorize the board of directors of the Company (the “Board”), in its discretion but prior to the annual meeting of the Company’s stockholders in 2019, to amend the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-4 to 1-for-10, such ratio to be determined by the Board and included in a public announcement.

On February 3, 2019, the Board approved a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and on February 5, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on February 5, 2019, and the Company’s common stock began trading on a split-adjusted basis when the market opened on February 6, 2019.

When the Reverse Stock Split became effective, every 10 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) were automatically converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of all outstanding stock options and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

The Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “PULM.” The new CUSIP number for common stock following the Reverse Stock Split is 74584P 202.

Vstock Transfer, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2018 (the “Annual Meeting Proxy”), the relevant portions of which are incorporated herein by reference. A copy of the Certificate Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on January 30, 2019, the Company entered into an underwriting agreement with H.C. Wainwright & Co., LLC (the “Underwriter”) relating to an underwritten public offering of 532,353 shares of the Company’s common stock. On February 4, 2019, the offering of 532,353 shares of the Company’s common stock closed, and pursuant to the underwriting agreement, the Company issued to the Underwriter’s designees warrants to purchase an aggregate of 34,605 shares of Common Stock at a price per share equal to $2.125. On February 5, 2019, the Company issued a press release announcing the closing of such offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On February 5, 2019, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Pulmatrix, Inc.

99.1	Press release, dated February 5, 2019

99.2	Press release, dated February 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: February 6, 2019	By:	/s/ William Duke, Jr.
William Duke, Jr. Chief Financial Officer